Exhibit 10.1

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is entered into as of June 26, 2008, by and among NEXXUS LIGHTING, INC., a Delaware corporation and its subsidiaries (collectively, the “Company”), with its principal executive offices located at 124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina 28262, and the purchasers (collectively, the “Purchasers” and each a “Purchaser”) set forth on Schedule 1 hereof, with regard to the following:

RECITALS

A. The Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

B. Each Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (a) a secured promissory note of the Company in the form attached hereto as Exhibit A and in the principal amount set forth on the Purchaser’s signature page to this Agreement (the “Purchaser’s Signature Page”), each such note being referred to herein as a “Note” and all of the notes sold pursuant to this Agreement are collectively referred to herein as the “Notes”, and (b) a Common Stock Purchase Warrant in the form attached hereto as Exhibit B (individually and collectively, the “Warrants”) to purchase the number of shares of the Company’s Common Stock, par value $.001 per share (“Common Stock”) set forth on the Purchaser’s signature page to this Agreement. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the “Warrant Shares.” The Notes, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

C. This Agreement, the Notes, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder are hereinafter referred to as the “Transaction Documents”.

AGREEMENTS

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchasers hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTES AND WARRANTS

1.1 Purchase of Notes and Warrants. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Notes and

Warrants shall be consummated in a “Closing.” Each “Unit” shall consist of (a) a Note and (b) Warrants issued with respect to such Note as hereinafter provided. The purchase price (the “Purchase Price”) per Unit shall be equal to the principal amount of the Note being purchased as part of the Unit. The number of shares of Common Stock for which the Warrants issued as part of the Unit shall be exercisable shall equal .0625 shares for each $1.00 in principal amount of the Note.

On the date of the Closing, subject to the satisfaction or waiver of the conditions set forth in ARTICLES VI and VII hereof, the Company shall issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, a Note in the principal amount set forth on such Purchaser’s Signature Page and Warrants to purchase the number of shares of Common Stock set forth on the Purchaser’s Signature Page. Each Purchaser’s obligation to purchase a Note and Warrants hereunder is distinct and separate from each other Purchaser’s obligation to purchase, and no Purchaser shall be required to purchase hereunder more than the principal amount of a Note and Warrants to purchase the number of shares of Common Stock set forth on the Purchaser’s Signature Page. The obligations of the Company with respect to each Purchaser shall be separate from the obligations of the Company to each other Purchaser and shall not be conditioned as to any Purchaser upon the performance of obligations of any other Purchaser.

1.2. Closing Fee. The Purchaser acknowledges that the Company has engaged Great American Investors, Inc. as the exclusive placement agent (the “Placement Agent”) in connection with the offering of the Units (the “Offering”) and, as consideration for its services, has agreed to pay to the Placement Agent at the Closing a cash commission equal to three percent (3%) of the gross proceeds received by the Company from the sale of Units in the Offering. At or before the Closing, the Company will also reimburse the Placement Agent for all expenses incurred by such Placement Agent in connection with the Offering, subject to any limitations set forth in any agreements between the Company and the Placement Agent. The Company hereby agrees to indemnify and hold harmless the Placement Agent and its officers, directors, employees, agents and shareholders, individually and collectively (“Placement Agent Indemnified Person(s)”) from and against any and all claims, liabilities, losses, damages, costs and reasonable expenses incurred by any Placement Agent Indemnified Person (including reasonable fees and disbursements of counsel) which are related to or arising out of: (i) any untrue statement of any material fact made by the Company; or (ii) any omission of material fact necessary to make any statement not misleading, made by the Company. The Company will not however, be responsible for any claims, liabilities, losses, damages, or expenses, which resulted directly or indirectly from the Placement Agent’s gross negligence or willful misconduct.

1.3 Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in ARTICLES VI and VII below, the date and time of the issuance, sale and purchase of the Notes and Warrants pursuant to this Agreement shall be on or before 5:00 p.m. Charlotte, North Carolina time, on June 26, 2008.

ARTICLE II

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing, severally and not jointly, with respect to itself and its purchase hereunder and not with respect to any other Purchaser or the purchase hereunder by any other Purchaser, that the following statements are true and correct:

2.1 Investment Purpose. Purchaser is purchasing the Notes and the Warrants for Purchaser’s own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer its Note, Warrants or Warrant Shares or any interest therein, except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities.

2.2 Accredited Investor Status. Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

2.3 Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

2.4 Information. The Company has made available to the Purchaser the documents publicly filed by the Company with the SEC (such documents collectively, the “SEC Documents”). Purchaser has been afforded the opportunity to ask questions of the Company, was permitted to meet with the Company’s officers and has received what the Purchaser believes to be complete and satisfactory answers to any such inquiries. Except for the SEC Documents and the answers received by Purchaser as a result of inquiries made by Purchaser to Company officers, and except as otherwise provided in this Agreement, the Purchaser is not relying upon any information, representations or warranties of any other party. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representations shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in ARTICLE III. Purchaser understands that Purchaser’s investment in the Securities involves a high degree of risk, including, without limitation, the risks and uncertainties disclosed in the SEC Documents.

2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

2.6 Transfer or Resale. Purchaser understands that (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof); (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder in order for such resale to be allowed and (iii) the Company is under no obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

2.7 Legends. Purchaser understands that, subject to ARTICLE V hereof, the certificates for the Note and Warrants, and, if the Warrants are exercised, the certificates for the Warrant Shares, until such time, if any, as the Warrant Shares have been registered under the Securities Act, may be sold by Purchaser pursuant to Rule 144 (subject to and in accordance with the procedures specified in ARTICLE V hereof), will bear a restrictive legend (the “Legend”), which will include language in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

2.8 Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser and is a valid and binding agreement of Purchaser enforceable in accordance with its terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights or remedies of creditors generally, or by other equitable principles of general application.

2.9 Residency. Purchaser is a resident of the jurisdiction set forth under Purchaser’s name on the signature page hereto executed by Purchaser.

2.10 Short Sales and Confidentiality Prior To the Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including short sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date hereof. Other than to other parties to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

2.11 General Solicitation. No Purchaser is purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as of the date hereof and as of the Closing that the following statements are true and correct, except as set forth on the disclosure schedules indicated below and attached hereto (the “Company Disclosure Schedules”) and except as disclosed in the SEC Documents.

3.1 Organization and Qualification. Schedule 3.1 attached hereto sets forth the name, jurisdiction of incorporation and percentage of voting securities owned by Nexxus Lighting, Inc. of all of the subsidiaries of Nexxus Lighting, Inc. Nexxus Lighting, Inc. is a corporation duly organized and existing in good standing under the laws of the state of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Nexxus Lighting, Inc. is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to the business, operations, properties, financial condition, operating results or prospects of the Company taken as a whole, or on the transactions contemplated hereby.

3.2 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform under the Transaction Documents, and to issue, sell and perform its obligations with respect to the Securities in accordance with the terms hereof and thereof and in accordance with the terms and conditions of the Securities; (b) the execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, and the reservation for issuance of the Warrant Shares) have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its board of directors, or its stockholders or any other Person is required with respect to any of the transactions contemplated hereby or thereby; (c) this Agreement, the Notes and the Warrants have been duly executed and delivered by the Company; and (d) this Agreement constitutes, and when issued pursuant to the terms of this Agreement, the Notes and the Warrants will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under this Agreement may be limited by federal or state securities laws. “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, entity or government (whether federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

3.3 Capitalization. The capitalization of the Company as of June 26, 2008 including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company’s stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for, shares of any class of the Company’s Common Stock and the number of shares to be reserved for issuance upon exercise of the Warrants is set forth on Schedule 3.3 hereof. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed in the SEC Documents, no shares of capital stock of the Company (including Common Stock and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3.3 hereof, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company and (ii) issuance of the Securities will not trigger anti-dilution rights for any other outstanding or authorized securities of the Company. The Company has made available to Purchaser true and correct copies of the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (“Certificate of Incorporation”), and the Company’s By-laws, as amended and in effect on the date hereof (the “By-laws”). The Company has set forth on Schedule 3.3 hereof all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing securities convertible into or exercisable or exchangeable for any class of its Common Stock (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser).

3.4 No Conflicts. Except as set forth in Schedule 3.4, the execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) do not and will not (a) result in a violation of the Certificate of Incorporation or By-laws or (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation or other organizational documents. The Company is not in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, could reasonably be expected to put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except (A) for the filing of a Form D with the SEC, (B) such other documents as may be required in compliance with the state securities or Blue Sky laws of applicable jurisdictions and (C) such as may be required in compliance with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and The NASDAQ Stock Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to perform its obligations in accordance with the terms hereof or thereof.

3.5 Consents. Except as set forth in Schedule 3.5, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws, (ii) post-sale filings pursuant to applicable state and federal securities laws, (iii) filings with FINRA and (iv) any consent, action or filing that either individually or in the aggregate would not have a Material Adverse Effect. Subject to the accuracy of the representations and warranties of each Purchaser set forth in ARTICLE II hereof, the Company has taken all action necessary to exempt the issuance and sale of the (i) Notes, (ii) Warrants and (iii) Warrant Shares, from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Transaction Documents.

3.6 SEC Documents; Financial Statements. Since January 1, 2007, the Company has timely filed the SEC Documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present accurately and completely the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in a manner clearly evident to a sophisticated institutional investor in the financial statements or the notes thereto of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice and not required under generally accepted accounting principles to be reflected in such financial statements. To the extent required by the rules of the SEC applicable thereto, the SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject (each a “Contract”). None of the Company or, to the Company’s Knowledge, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, could become a default by the Company which could reasonably be expected to have a

Material Adverse Effect. For purposes of this Agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

3.7 Absence of Certain Changes. Since December 31, 2007, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, not clearly evident to a sophisticated institutional investor from the SEC Documents, including, without limitation:

(i) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company;

(iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Company’s Certificate of Incorporation or By-laws, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(viii) except for the acquisition of Lumificient Corporation, a Minnesota corporation, any material transaction entered into by the Company other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

3.8 Absence of Litigation. Except as disclosed in Schedule 3.8 hereof or as disclosed in the Company’s SEC Documents filed by it with the SEC, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its directors or officers in their capacities as such which could reasonably be expected to have a Material Adverse Effect. There are no facts known to the Company which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company could reasonably be expected to have a Material Adverse Effect.

3.9 Tax Matters. Except as set forth on Schedule 3.9 attached hereto, the Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

3.10 Transactions with Affiliates. Except as disclosed in the SEC Documents, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers, consultants and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.11 Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act. The Company’s officers certified to the Company’s internal controls as of the filing of the Company’s Form 10-QSB for the quarter ended March 31, 2008 and since that date, that there have been no significant changes in the Company’s internal controls (as such term is defined in Section 307(b) of Regulation S-K) or, to the Company’s Knowledge, any other facts that would significantly affect the Company’s internal controls. The Company is required to certify its internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 and has complied with such requirements in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

3.12 Disclosure. No information relating to or concerning the Company set forth in this Agreement contains an untrue statement of a material fact. No information relating to or concerning the Company set forth in any of the SEC Documents contains a statement of material fact that was untrue as of the date such SEC Document was filed with the SEC. The Company has not omitted to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, no material fact (within the meaning of the federal securities laws of the United States and of applicable state securities laws) exists with respect to the Company which has not been publicly disclosed.

3.13 Acknowledgment Regarding Purchaser’s Purchase of the Securities. The Company acknowledges and agrees that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between each Purchaser and the Company, are “arms-length,” and that any statement made by a Purchaser (except as set forth in ARTICLE II), or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser’s purchase of the Securities and has not been relied upon as such in any way by the Company, its officers or directors. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

3.14 No General Solicitation. Neither the Company nor to the Company’s knowledge any distributor participating on the Company’s behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or to the Company’s knowledge any such distributor, has conducted any “general solicitation,” as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

3.15 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of each Purchaser.

3.16 No Brokers. Except with respect to the Placement Agent or as set forth in Schedule 3.16, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby.

3.17 Intellectual Property.

(i) To the Company’s Knowledge, all Intellectual Property of the Company is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where the failure to be in compliance or to be valid and enforceable has not and could not reasonably be expected to have a Material Adverse Effect on the Company. No Intellectual Property of the Company which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding. “Intellectual Property” means all of the following: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing; and (e) proprietary computer software (including but not limited to data, data bases and documentation).

(ii) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted to which the Company is a party or by which any of its assets are bound (other than generally commercially available, non custom, off the shelf software application programs having a retail acquisition price of less than $5,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

(iii) The Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s business. The Company has a valid and enforceable right to use all third party Intellectual Property and confidential information used or held for use in the business of the Company.

(iv) To the Company’s Knowledge, the conduct of the Company’s business as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and confidential information of the Company which are necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or confidential information of the Company and the Company’s use of any Intellectual Property or confidential information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(v) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property or confidential information which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted.

(vi) The Company has taken reasonable steps to protect the Company’s rights in its Intellectual Property. Each employee, consultant and contractor who has had access to confidential information which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such confidential information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s confidential information to any third party.

3.18 Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”). The Company does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, is not subject to any claim relating to any Environmental Laws; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

3.19 Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.20 Key Employees. No Key Employee, to the Company’s Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company to any liability with respect to any of the foregoing matters. No Key Employee has, to the Company’s Knowledge, any intention to terminate his employment with, or services to, the Company. “Key Employee” means each of Michael Bauer, John C. Oakley and Zdenko Grajear.

3.21 Labor Matters.

(i) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(ii) (A) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (B) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (C) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (D) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(iii) To the Company’s Knowledge, the Company is, and at all times has been, in full compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.

(iv) The Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.

ARTICLE IV

COVENANTS AND AGREEMENTS

4.1 Reasonable Efforts. The parties shall use their commercially reasonable efforts to timely satisfy each of the conditions described in ARTICLES VI and VII of this Agreement and to seek its Board of Directors’ approval of this Agreement.

4.2 Securities Laws; Disclosure; Press Release. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D. The Company shall, on or prior to the date of Closing, take such action as is necessary to sell the Securities to each Purchaser under applicable securities laws of the states of the United States. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within four (4) business days following the date of Closing. The Company and the Placement Agent shall consult with each other in connection with the Form 8-K disclosing this Agreement and the transactions contemplated hereby, and in issuing any other press releases with respect to the transactions contemplated hereby, and no Purchaser shall issue any such press release or otherwise make any such public statement without the prior written consent of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.3 Reporting Status. So long as any Purchaser beneficially owns any of the Securities but no longer than forty eight (48) months after the Closing Date, the Company shall use commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not voluntarily terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.4 Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, not less than 656,250 of the shares of its authorized Common Stock for the issuance of shares of Common Stock upon exercise of all of the Warrants and the Additional Warrants (as such term is hereinafter defined). The Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares pursuant to any exercise of the Warrants and share of Common Stock pursuant to the exercise of the Additional Warrants.

4.5 Use of Proceeds. The Company will use the proceeds of the sale for the following purposes: (a) Payment of Loan Fees and costs (attorney fees); (b) funding of start-up needs for Array Lighting products, including (but not limited to): operations, sales, working capital and marketing efforts for international launch; (c) Integration efforts for the ALS and Lumificient acquisitions, including (but not limited to), information systems integration and administrative processes (accounting, human resources and purchasing) integration, (d) repayment of all the obligations of the Company to RBC Bank (USA) and (e) general operating purposes.

4.6 Corporate Existence. So long as any Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, as long as the surviving or successor entity in such transaction assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith.

4.7 Ownership Limitation. The purchase of the Securities issuable to each Purchaser at the Closing will not result in such Purchaser (individually or together with any other person or entity with whom such purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other persons or entities have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred.

Each Purchaser will not, alone or together with others, acquire, or obtain the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company.

4.8 Notice of Event of Default. Upon the occurrence of each Event of Default (as defined in the Notes), the Company shall (i) notify the Purchasers of the nature of such Event of Default as soon as practicable (but in no event later than one Business Day after the Company becomes aware of such Event of Default), and (ii) not later than two Business Days after delivering such notice to the Purchasers, issue a press release disclosing such Event of Default and take such other actions as may be necessary to ensure that none of the Purchasers are in the possession of material, nonpublic information as a result of receiving such notice from the Company. For purposes of this Agreement “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are required or authorized by law to be closed.

4.9 Security Interests. Until each Note has been fully repaid and/or fully converted into Common Stock, the Issuer covenants with the holder thereof that the Issuer will not:

4.9.1 without the prior approval (not to be unreasonably withheld or delayed), of the holders of a majority in outstanding principal amount of the Notes (the “Required Holders)”, create any security interest or other lien for funded indebtedness on any asset subject to the Security Agreement (as hereinafter defined) or permit any subsidiary to create any lien for funded indebtedness on any of such subsidiary’s assets other than (a) security interests and liens that are subordinate to those created under the Security Agreement on terms reasonably acceptable to the Required Holders (such approval not to be unreasonably withheld or delayed), (b) purchase money security interests incurred in connection with the acquisition of assets in a transaction otherwise not prohibited hereunder or (c) in the case of liens on assets of a subsidiary, all such liens granted after the date hereof do not secure indebtedness in an aggregate amount of $50,000 or more for each such subsidiary.

4.9.2 redeem or re-purchase for cash any Common Stock or other equity security or security (other than convertible debt) exercisable to purchase any equity security of the Company, or pay or declare any cash dividend or other cash distribution in respect thereof.

4.9.3 without the prior written consent of the Required Holders, enter into any loan agreement with any lender resulting in total funded indebtedness of the Company in excess of $200,000, excluding the obligations of the Company under the Notes.

4.10 Additional Warrants.

4.10.1 If all principal and interest on the Notes is not paid by the Company by the date which is six months after the issuance date of the Notes (the “Six Month Anniversary”), then within five Business Days after the earlier of (a) the first anniversary of the issuance date of the Notes (the “First Anniversary”) and (b) the date on which all principal and interest on the Notes is duly paid by the Company, the Company shall issue to the holders of the Notes, on a pro rata basis, based on the original principal amount of the Notes issued to such holder or such holder’s transferor, warrants to purchase an aggregate number of shares of Common Stock equal to (x) if all principal and interest on such Notes has not been paid by the First Anniversary, a number of shares equal to the product obtained by multiplying (A)125,000 times (B) a fraction, the numerator of which is the aggregate principal amount of all Notes issued pursuant to this Agreement and the denominator is $2,000,000 (such product is hereinafter referred to as the “Warrant Number”), or (y) if all principal and interest on such Notes is paid after the Six Month Anniversary but on or prior to the First Anniversary, the product obtained by multiplying (i) the Warrant Number times a fraction, the numerator of which is the number of days after the Six Month Anniversary which have elapsed until all principal and interest on the Notes have been duly paid by the Company and the denominator is 182.

4.10.2 If all principal and interest on the Notes is not paid by the Company by the First Anniversary, then in addition to the warrants to be issued pursuant to Section 4.10.1, within five Business Days after the earlier of (a) the date which is 18 months after the issuance date of the Notes (the “18 Month Anniversary”) and (b) the date on which all principal and interest on the Notes is duly paid by the Company, the Company shall issue to the holders of the Notes, on a pro rata basis, based on the original principal amount of the Notes issued to such holder or such holder’s transferor, warrants to purchase an aggregate number of shares of Common Stock equal to (x) if all principal and interest on such Notes has not been paid by the 18 Month Anniversary, the Warrant Number or (y) if all principal and interest on such Notes is paid after the First Anniversary, but on or prior to the 18 Month Anniversary, the product obtained by multiplying (i) the Warrant Number times a fraction, the numerator of which is the number of days after the First Anniversary which have elapsed until all principal and interest on the Notes have been duly paid by the Company and the denominator is 182. The warrants issuable pursuant to Section 4.10.1 and this Section 4.10.2 are hereinafter collectively referred to as the “Additional Warrants.” All Additional Warrants shall be in the same form as the Warrants, except that (A) the exercise period shall be for three years commencing on the date of issuance thereof and (B) the exercise price shall be the lower of (1) the exercise price of the Warrants issued at the Closing or (2) the lowest consideration per share at which the Company issues Additional Stock between the Closing Date and the date of issuance of the Additional Warrants. For purposes hereof, the term Additional Stock shall have the meaning ascribed to such term in Section 4(d) of the Warrants.

ARTICLE V

LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

5.1 Removal of Legend. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after six months, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale) to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Security can be sold pursuant to Rule 144 and the holder provides the Company with reasonable assurances that the Security can be so sold without restriction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and the Security is to be disposed of other than pursuant to a registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Security shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act. Also, in the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

5.2 Transfer Agent Instructions. The Company agrees that at such time as such legend is no longer required under Section 5.1, it will, no later than ten (10) days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Warrant Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of each Purchaser or its nominee for the Warrant Shares. The Company covenants that no instruction other than such instructions referred to in this ARTICLE V, and stop transfer instructions to give effect to Section 2.6 hereof, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way each Purchaser’s obligations and agreement set forth in Section 5.1 hereof to resell the Securities in compliance with an exemption from the registration requirements of applicable securities laws. If (a) a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after six months, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a Purchaser transfers Securities to an affiliate which is an accredited investor (within the meaning of Regulation D under the Securities Act) and which delivers to the Company in written form the same representations, warranties and covenants made by the Purchasers hereunder or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this ARTICLE V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this ARTICLE V, that a Purchaser shall be entitled, in addition to all other available remedies to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE VI

CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

6.1 Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Notes and Warrants to a Purchaser at the Closing is subject to the satisfaction, as of the date of the Closing and with respect to such Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) Such Purchaser shall have fully completed, executed and delivered the Purchaser’s Signature Page;

(ii) Such Purchaser shall have wired its aggregate Purchase Price set forth on Schedule 1 hereto to the Company;

(iii) The representations and warranties of such Purchaser shall be true and correct as of the date when made and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the date of Closing (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing;

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement;

(v) The Company shall have obtained all waivers, authorizations, approvals and consents needed to consummate the transaction contemplated by this Agreement which the Company agrees to diligently procure;

(vi) The NASDAQ Stock Market shall have approved for listing all shares of the Company’s Common Stock issuable upon exercise of the Warrants and the Additional Warrants;

(vii) Any right of first offer has been complied with or waived;

(viii) The Company shall have paid all of the expenses described in the Company’s engagement letter, dated June 4, 2008 with the Placement Agent.

(ix) The Company, the Purchasers and a collateral agent acceptable to the Company and the Purchasers (the “Collateral Agent”) shall have entered into a Collateral Agent Agreement substantially in the form attached hereto as Exhibit C ;

(x) The Company and the Collateral Agent shall have entered into a security agreement substantially in the form attached hereto as Exhibit D (the “Security Agreement”);

(xi) The Company shall have executed and delivered such additional financing statements, collateral assignments and other instruments and documents as may be necessary or prudent, in the reasonable discretion of the Purchasers and the Collateral Agent, to perfect the security interests of the Purchasers under the Security Agreement; and

(xii) The Company’s counsel shall have delivered to the Purchasers a legal opinion in substantially the form attached hereto as Exhibit E.

(xiii) There shall have occurred no material adverse change in the Company’s consolidated business or financial condition since March 31, 2008; and

(xiv) There shall be no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.

ATRICLE VII

CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE

7.1 The obligation of each Purchaser hereunder to purchase the Notes and Warrants to be purchased by it on the date of the Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in such Purchaser’s sole discretion:

(i) The Company shall have executed and delivered the Purchaser’s Signature Page;

(ii) The Company shall have delivered to the Purchaser duly issued certificates for the Note and Warrants being so purchased by the Purchaser against receipt of the Purchase Price therefore;

(iii) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the date of Closing, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement;

(v) The Company shall have delivered an officer’s certificate, in the form of Exhibit F attached hereto, as to the accuracy of the Company’s representations and warranties pursuant to ARTICLE III;

(vi) Any right of first offer has been complied with or waived;

(vii) There shall be no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

(viii) The Company shall have received from each Purchaser a fully completed Investor Questionnaire, and must have found the contents of such questionnaires to be satisfactory in the Company’s sole discretion;

(ix) Prior to or simultaneously with the Closing all obligations of the Company to RBC Bank (USA) (the “Bank”) shall have been satisfied in full and within 10 days after the Closing the Bank shall have terminated all of its security interests in the assets of the Company pursuant to documents in form and substance satisfactory to the Purchasers;

(x) each director and officer of the Company set forth on Schedule A thereto shall have delivered to the Purchasers a lock-up agreement in substantially the form attached hereto as Exhibit G; and

(xi) The Company shall have executed and delivered to the Collateral Agent one or more pledge agreements in form and substance satisfactory to the Collateral Agent, pursuant to which the Company shall pledge to the Collateral Agent, on behalf of the Purchasers, as further security for the obligations of the Company under this Agreement and the Notes, all of the outstanding (A) capital stock of Lumificient Corporation, a Minnesota corporation, and (B) membership interests in Advanced Lighting Systems, LLC, a Delaware limited liability company.

ARTICLE VIII

GOVERNING LAW; MISCELLANEOUS

8.1 Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with the Delaware General Corporation Law (in respect of matters of corporation law) and the laws of the State of Delaware (in respect of all other matters) applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and each Purchaser further agrees that service of process upon the Company or such Purchaser, as applicable, mailed by the first class mail in accordance with Section 8.7 shall be deemed in every respect effective service of process upon the Company or such Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect the right of a party hereto to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to a trial by jury under applicable law.

8.2 Costs and Expenses. Pursuant to an engagement letter dated June 4, 2008 between the Company and the Placement Agent, at the Closing, the Company has agreed to reimburse the Placement Agent for (or pay directly) the fees and expenses of the Purchasers’ advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Purchasers incident to the negotiation, preparation, execution, delivery and performance of this Agreement, subject to the limitations set forth in the engagement letter. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

8.3 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties as soon as practicable thereafter.

8.4 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.5 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

8.6 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the maters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

8.7 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed given and effective on the earliest of (a) the date of transmission if such notice or communication is delivered by fax prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission if such notice or communication is delivered via fax on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on a Business Day, (c) the 2nd business day after the date of mailing if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

If to the Company:	Nexxus Lighting, Inc.
124 Floyd Smith Drive
Charlotte, North Carolina 28262
Attention: John C. Oakley, Chief Financial Officer
Facsimile: 704-405-0422

with a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
215 North Eola Drive
Orlando, FL 32801
Attention: Suzan Abramson, Esq.
Facsimile: 407-843-4444

If to the Purchasers:	See Purchaser’s Signature Page

If to any other Purchaser, to such address set forth under such Purchaser’s name on the Purchaser’s Signature Page executed by such Purchaser. Each party shall provide notice to the other parties of any change in address in the meaning set forth in this Section 8.7.

8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, each Purchaser may assign its rights and obligations hereunder to any of its “affiliates,” as that term is defined under the Securities Act, without the consent of the Company so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision shall not limit each Purchaser’s right to transfer the Securities pursuant to the terms of this Agreement or to assign such Purchaser’s rights hereunder to any such transferee. In that regard, if a Purchaser sells all or part of its Securities to someone that acquires the Securities subject to restrictions on transferability (other than restrictions, if any, arising out of the transferee’s status as an affiliate of the Company), Purchaser shall be permitted to assign its rights hereunder, in whole or in part, to such transferee.

8.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.10 Survival; Indemnification. The representations and warranties of the Company and the agreements and covenants shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser’s officers, directors, employees, partners, agents and affiliates from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred. The representations and warranties of the Purchasers shall survive the Closing hereunder and each Purchaser shall indemnify and hold harmless the Company and each of its officers, directors, employees, partners, agents and affiliates from and against any and all Losses arising as a result of or related to any breach of such Purchaser’s representations and warranties contained herein.

8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.12 Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a material breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

8.13 Final Agreement. This Agreement, when executed by the parties hereto, shall constitute the final agreement between the parties and upon such execution Purchasers and the Company accept the terms hereof and have no cause of action against each other for prior negotiations preceding the execution of this Agreement.

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

NEXXUS LIGHTING, INC.

By:	/s/ John C. Oakley

Name:	John C. Oakley
Title:	Chief Financial Officer

PURCHASERS:

See attached Signature Pages

PURCHASER SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE

AGREEMENT

1. Date: June             , 2008

2. Consideration: $             in cash (must be at least $25,000).

The Purchaser signing below represents that:

(a)	the Purchaser’s representations and warranties contained in this Agreement are complete and accurate and may be relied upon by the Company, and

(b)	the Purchaser will notify the Company immediately of any change in any of such representations and warranties, as well as any change to the information contained in this signature page and in Investor Questionnaire and Accredited Investor Certification accompanying this Agreement.

(c)	The Purchaser hereby accepts and adopts the provisions of this Agreement and agrees to be bound thereby; and the Purchaser hereby assumes and agrees to satisfy and discharge, as applicable, any and all obligations applicable to the Purchaser under the Agreement.

(d)	The Purchaser agrees to execute such further and other assurances and to do such other acts as may reasonably be required to implement the intentions of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement and executed the Accredited Investor Certification attached hereto as Exhibit A on this              day of June, 2008.

Name of Purchaser:

Signature of Investor

___________________________

Taxpayer Identification or

Social Security Number

____________________________

Name and Residence Address:	______________________________________
(Post Office Address Not Acceptable)	______________________________________
______________________________________

Mailing Address if Different from Residence Address	______________________________________
(Post Office Address is Acceptable)	______________________________________
______________________________________

Type of Ownership (check one):

____________	Individual Ownership
____________	Community Property (each spouse must sign)
____________	Joint Tenants with Right of Survivorship (all sign)
____________	Tenants in Common (all sign)
____________	Trust
____________	Corporation
____________	S Corporation
____________	C Corporation
____________	Company
____________	Other (please specify type of entity )

Fax Number of Purchaser:

E-Mail Address of Purchaser:

LIST OF EXHIBITS

EXHIBIT A	-	FORM OF SECURED PROMISSORY NOTE

EXHIBIT B	-	FORM OF WARRANT

EXHIBIT C	-	FORM OF COLLATERAL AGENT AGREEMENT

EXHIBIT D	-	FORM OF SECURITY AGREEMENT

EXHIBIT E	-	FORM OF COMPANY COUNSEL OPINION

EXHIBIT F	-	FORM OF BRINGDOWN CERTIFICATE

EXHIBIT G	-	FORM OF LOCK-UP AGREEMENT

List of Schedules

to

Common Stock and Warrant Purchase Agreement

Schedule 1	-	List of Investors

Schedule 3.1	-	Organization and Qualification

Schedule 3.3	-	Capitalization

Schedule 3.4	-	No Conflicts

Schedule 3.5	-	Consents

Schedule 3.8	-	Absence of Litigation

Schedule 3.9	-	Tax Matters

Schedule 3.16	-	No Brokers

SCHEDULE 1

TO NOTE AND WARRANT PURCHASE AGREEMENT

LIST OF INVESTORS

Investor Name, Address, Telephone and Fax Number	Principal Amount Of Note	Maximum Warrant Shares	Purchase Price
Orion Investment Partners I, LLC	$750,000	140,625	$750,000
J. Shawn Chalmers Trust J. Shawn Chalmers Trustee	$1,000,000	187,500	$1,000,000
Cascoh, Inc	$1,000,000	187,500	$1,000,000
Harrington Wealth Management FBO Todd A. Tumbleson IRA	$370,000	69,375	$370,000
Tebo Capital, LLC	$350,000	65,625	$350,000
Harrington Wealth Management FBO Tebo Capital, LLC SEP IRA	$30,000	5625	$30,000

Totals:	$3,500,000	656,250